UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 7, 2013

UDR, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado		80129
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(720) 283-6120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1999 Long-Term Incentive Plan

On February 8, 2013, the Board of Directors of UDR, Inc. (the "Company") approved an amendment and restatement of the 1999 Long-Term Incentive Plan (the "Plan"). This amendment and restatement revises the definition of change in control to include (1) certain reverse mergers in which the Company is the surviving entity and (2) a change in the composition of the Board of Directors over a period of 12 months or less such that a majority of the Board of Directors ceases, by reason of one or more contested elections, to be comprised of individuals who are "continuing directors" (as defined in the Plan). The amendment and restatement also provides an exception to the rule that the Compensation Committee may provide that unexercised awards will expire in the event of a change in control if the change in control results from a change in the composition of the Board of Directors, including a change in the composition of the Board of Directors resulting from the acquisition of more than 50% of the Company’s outstanding voting securities.

Appointment of Principal Operating Officer

On February 8, 2013, the Board of Directors of the Company appointed Jerry A. Davis to serve as Chief Operating Officer of the Company. As Chief Operating Officer, Mr. Davis will be responsible for Company-wide operations. Mr. Davis originally joined the Company in March 1989 as Controller and subsequently moved into Operations as an Area Director and, in 2001, he accepted the position of Chief Operating Officer of JH Management Co., a California-based apartment company. He returned to the Company in March 2002 and in 2007, Mr. Davis was promoted to Senior Vice President - Property Operations.

In connection with the appointment of Mr. Davis to serve as Chief Operating Officer, he received an award of $200,000 in the form of restricted stock that will vest ratably over four years.

Mr. Davis will serve as Chief Operating Officer at the discretion of the Company’s Board of Directors. No family relationship exists between Mr. Davis and any of the Company’s directors or executive officers.

A copy of the press release announcing the appointment of Mr. Davis to serve as Chief Operating Officer is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Appointment of Principal Financial Officer

On February 7, 2013, the Board of Directors of the Company appointed Thomas M. Herzog as principal financial officer for the purposes of the Company’s filings with the Securities and Exchange Commission and for all other purposes contemplated thereby, until his resignation or until a successor is duly appointed. Effective with the appointment of Mr. Herzog to serve as principal financial officer, Warren L. Troupe will no longer serve as interim principal financial officer of the Company. Mr. Troupe continues to serve in his current position as Senior Executive Vice President of the Company.

As previously reported in a Current Report on Form 8-K filed on December 18, 2012, Mr. Herzog was appointed Chief Financial Officer and Senior Vice President of the Company effective January 1, 2013. Prior to joining the Company, Mr. Herzog, age 50, served as CFO at Amstar, a Denver-based real estate investment company. Mr. Herzog has extensive experience in the public REIT sector including serving as CFO for two S&P 500 companies, HCP, Inc. (2009-2011) and AIMCO (2005-2009). At these REITs, Mr. Herzog helped to guide investment strategies and was responsible for sizeable segments of their respective businesses. Mr. Herzog held the position of Chief Accounting Officer at AIMCO (2004-2005), spent four years at GE Real Estate as an executive, and prior to this, 10 years at the accounting firm Deloitte & Touche. No family relationship exists between Mr. Herzog and any of the Company’s directors or executive officers.

Termination of Letter Agreement

On February 8, 2013, the letter agreement dated February 18, 2008 between the Company and Warren L. Troupe was terminated, effective as of December 31, 2012. The letter agreement described Mr. Troupe’s compensation and benefits when he was appointed to serve as Senior Executive Vice President & General Counsel of the Company on February 22, 2008. Mr. Troupe continues to serve in his current position as Senior Executive Vice President of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

99.1 Press release dated February 13, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, Inc.

February 13, 2013	By:	/s/ Warren L. Troupe

Name: Warren L. Troupe
Title: Senior Executive Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated February 13, 2013.